AMENDMENT TO SECURITIES EXCHANGE AGREEMENT

This Amendment to Securities Exchange Agreement, dated as of October 29, 2012 (this “Amendment”), is by and between Compliance Systems Corporation, a Nevada corporation with its principal place of business at 780 New York Avenue - Suite A, Huntington, New York 11743 (“CSC”), and RDRD II Holding LLC, a Delaware limited liability company with its principal address at 220 West 42nd Street - 6th Floor, New York, New York 10036 (“RDRD”).

RECITALS

WHEREAS, RDRD and CSC entered into a Securities Exchange Agreement as of June 7, 2012 (the “Agreement”);

WHEREAS, RDRD and CSC desire to amend certain provisions of the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties and covenants herein contained, and other good and valuable consideration, the receipt and adequacy is hereby acknowledged, the parties to this Agreement do hereby agree as follows:

TERMS

1. Definitions. Capitalized terms defined in this Amendment shall have the meanings set forth in this Amendment. Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Agreement.

2. Amendment. The Agreement is hereby amended to delete the following sections and inserting the following in lieu thereof:

2.1.          Amount of Consideration. In consideration for the contribution, assignment, transfer and conveyance of the Seaniemac Equity Interest to CSC by RDRD pursuant to section 1.1, CSC shall issue, pay and deliver, at the Closing (as such capitalized term is defined in section 7.1), such number of shares (each, an “Exchange Share”) of the common stock, par value $0.001 per share (the “CSC Common Stock”), of CSC as shall equal approximately 71% of the total number of shares of CSC Common Stock outstanding, on a Fully Diluted Basis (as such capitalized term is defined in section 2.2) and acknowledging and taking into account 10,000,000 shares of post reverse split common stock required to be issued by CSC in accordance with a court order issued on June 28, 2012 by Hon. Marcia Caballero, Circuit Court Judge of the Eleventh Judicial Circuit for Miami Dade County, Florida, immediately after the consummation of the Exchange Transaction (rounded to the next whole Exchange Share in the event that, but for this proviso, the Exchange Ratio results in CSC being obligated to issue to RDRD a fractional Exchange Share).

6.4.          Reverse Stock Split. CSC shall have completed a reverse stock split (the “Reverse Stock Split”) of the outstanding CSC Common Stock in such a ratio that results in the total number of outstanding shares of CSC Common Stock, on a Fully Diluted Basis and after giving effect to the issuance of the Exchange Shares, does not exceed 41,850,000 shares;

6.6.          CSC Outstanding and Authorized Capital Stock. CSC shall have taken steps to convert, cancel or otherwise ensure that within 60 days of Closing there shall be no issued and outstanding preferred stock; and the authorized capital stock of CSC shall not have changed from the current authorization of 2 billion shares of CSC Common Stock and 10 million shares of CSC Preferred Stock; and

7.1.          Closing Date. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of CSC’s counsel, Legal & Compliance, LLC, 330 Clematis Street, Suite 217, West Palm Beach, Florida 33401, on October 29, 2012 (the “Closing Date”), or such other time or place as shall be mutually agreed upon by the parties to this Agreement.

3.          This Amendment embodies the entire agreement between RDRD and CSC with respect to the amendment of the Agreement. In the event of any conflict or inconsistency between the provisions of the Agreement and this Amendment, the provisions of this Amendment shall control and govern.

4.          Except as specifically modified and amended herein, all of the terms, provisions, requirements and specifications contained in the Agreement remain in full force and effect. Except as otherwise expressly provided herein, the parties do not intend to, and the execution of this Amendment shall not, in any manner impair the Agreement, the purpose of this Amendment being simply to amend and ratify the Agreement, as hereby amended and ratified, and to confirm and carry forward the Agreement, as hereby amended, in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

Compliance Systems Corporation

By:	/s/ Barry M. Brookstein
Barry M. Brookstein, President

RDRD II Holding LLC

By:	/s/ Robert Kessler
Robert Kessler, Manager

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